Exhibit 23


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-44380) and in the Registration Statements on Form S-8 (Nos. 33-26442, 33-6141, 33-26443, 33-29144, 33-19012, 2-67317, 33-34363, 33-34362 and 33-62648) of Phelps Dodge
Corporation of our report dated January 15, 1997 appearing in this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.


PRICE WATERHOUSE LLP

Phoenix, Arizona
March 14, 1997